Exhibit k.2

FORM OF TRUST INDENTURE

Exhibit k.2

Confidential Treatment Requested

PUERTO RICO INVESTORS BOND FUND I

Issuer

– and –

[NAME OF TRUSTEE]

Trustee

INDENTURE

Dated as of              , 2021

Debt Securities

1

Certain Sections of this Indenture

relating to the Trust Indenture Act of 1939

Trust Indenture Act Section	Indenture Section

§310(a)(1)	607
(a)(2)	607
(b)	608
§312(a)	701, 702(1)
(b)	702
(c)	702
§313(a)	703
(b)(2)	703
(c)	703
(d)	703
§314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
§315(a)	601
(b)	601, 602
(c)	601
(d)	601
(e)	515
§316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
§317(a)(1)	503
(a)(2)	504
(b)	1003
§318(a)	108

Note:    This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

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3

4

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Section 906.	Conformity with Trust Indenture Act	64

ARTICLE 10 COVENANTS		64

Section 1001.	Payment of Principal, Premium, Interest and Additional Amounts	64

Section 1002.	Maintenance of Office or Agency	64

Section 1003.	Money for Securities Payments to Be Held in Trust	65

Section 1004.	Additional Amounts	66

Section 1005.	Credit Rating of Certain Securities	67

Section 1006.	Negative Pledge	67

Section 1007.	Tax Covenants	67

Section 1008.	Waiver of Certain Covenants	68

Section 1009.	Issuer Statement as to Compliance	68

Section 1010.	Calculation of Original Issue Discount	68

ARTICLE 11 REDEMPTION OF SECURITIES		69

Section 1101.	Applicability of Article	69

Section 1102.	Election to Redeem; Notice to Trustee	69

Section 1103.	Selection by Trustee of Securities to be Redeemed	70

Section 1104.	Notice of Redemption	70

Section 1105.	Deposit of Redemption Price	71

Section 1106.	Securities Payable on Redemption Date	72

Section 1107.	Securities Redeemed in Part	72

ARTICLE 12 SINKING FUNDS		73

Section 1201.	Applicability of Article	73

Section 1202.	Satisfaction of Sinking Fund Payments with Securities	73

Section 1203.	Redemption of Securities for Sinking Fund	74

ARTICLE 13 REPAYMENT AT THE OPTION OF HOLDERS		74

Section 1301.	Applicability of Article	74

ARTICLE 14 SECURITIES IN FOREIGN CURRENCIES		75

Section 1401.	Applicability of Article	75

Section 1402.	Monies of Different Currencies to be Segregated	75

ARTICLE 15 MEETINGS OF HOLDERS OF SECURITIES		75

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Section 1501.	Purposes for Which Meetings May Be Called	75

Section 1502.	Call, Notice and Place of Meetings	75

Section 1503.	Persons Entitled to Vote at Meetings	76

Section 1504.	Quorum; Action	76

Section 1505.	Determination of Voting Rights; Conduct and Adjournment of Meetings	77

Section 1506.	Counting Votes and Recording Action of Meetings	78

ARTICLE 16 PLEDGE AND ASSIGNMENT		78

Section 1601.	Pledge and Security Interest	78

Section 1602.	Security for Obligations	79

Section 1603.	Delivery of Pledged Collateral	79

Section 1604.	Eligible Collateral	80

Section 1605.	Valuation of Pledged Collateral and Maintenance of Collateralization Levels	80

Section 1606.	Further Assurances	82

Section 1607.	Transfers and Other Liens	82

Section 1608.	Attorney-in-Fact	82

Section 1609.	Reasonable Care	83

Section 1610.	Security Interest Absolute	84

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INDENTURE, dated as of              , 2021 (the “Indenture”), between PUERTO RICO INVESTORS BOND FUND I, a closed-end management investment company organized under the laws of the Commonwealth of Puerto Rico, as issuer of Securities (as defined herein) (the “Issuer”), having its principal executive office located at Banco Popular Center, Suite 1112, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and [NAME OF TRUSTEE], as trustee and pledge agent (the “Trustee” and “Pledge Agent”).

RECITALS

The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”), unlimited as to principal amount, to bear such fixed or floating rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.     Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1)            the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)            all terms used but not defined herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)             all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4)          the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(5)        the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

(6)         provisions apply to successive events and transactions;

(7)        the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8)        the masculine gender includes the feminine and the neuter; and

(9)      references to agreements and other instruments include subsequent amendments and supplements thereto.

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act,” when used with respect to any Holders, has the meaning specified in Section 104.

“Additional Amounts” means any additional amounts which are required by this Indenture or by the terms of any Security established pursuant to Section 301, under circumstances specified herein or therein, to be paid by the Issuer in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on Holders specified herein or therein.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agency,” with respect to any Securities, means an agent of the Issuer or the office of an agent of the Issuer, as the context requires, in each case maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other agent of the Issuer or office of an agent of the Issuer, as the context requires, in each case maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such agent or agent’s office, [●].

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 611 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the board of directors of the Issuer or any committee of such board duly authorized to act generally or in any particular respect for the Issuer hereunder.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day” means, unless otherwise specified with respect to the Securities of any series pursuant to Section 301, any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York and San Juan, Puerto Rico are authorized or obligated by law, regulation or executive order to close; provided that such term shall mean, when used with respect to any payment of principal of, or premium or interest, if any, on, or Additional Amounts with respect to, the Securities of any series to be made at any Place of Payment for such Securities, unless otherwise specified pursuant to Section 301 with respect to such Securities, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Collateral Maintenance Amount” means, on any date, (i) with respect to the Short-Term Notes, the aggregate principal amount of such Notes which are Outstanding on such date (whether matured or not), plus the amount of interest, if any, which has accrued and will accrue on such Notes from and including the most recent date to which interest has been paid (or the date of original issuance with respect to such Notes upon which no interest has been paid) until the final Stated Maturity of the principal thereof, (ii) with respect to the Medium-Term Notes, the aggregate principal amount of such Notes which are Outstanding on such date (whether matured or not), plus the amount of interest, if any, which has accrued and will accrue on such Notes from and including the most recent date to which interest has been paid (or the date of original issuance with respect to such Notes upon which no interest has been paid) until the ninetieth (90th) day after such date and (iii) with respect to both the Short-Term Notes and Medium-Term Notes, any other amounts which may be established by the Rating Agency Guidelines. In the case of Original Issue Discount Coupon or Indexed Securities that are Notes in connection with which the Issuer hedges its exposure and subject to the terms and conditions of the Rating Agency Guidelines as in effect at any point in time, only the principal amount of such Notes will be required to be included in such calculation. As a result, the Issuer would not be required to include accrued interest on such Original Issue Discount Coupon or Indexed Securities that are Notes, as part of the Collateral Maintenance Amount for any given series, and therefore, such accrued interest will not be secured with the Pledged Collateral.

“Collateral Valuation Report” has the meaning set forth in Section 1605(2).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Confirmation of Pledge” has the meaning specified in Section 1603(2).

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means either the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at Banco Popular Center, Suite 1112, 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918.

“Corporation” includes corporations, partnerships, associations, limited liability companies and other companies, and business trusts. The term “corporation” means a corporation and does not include partnerships, associations, limited liability companies or other companies or business trusts.

“Cure Date” has the meaning specified in Section 1605(3).

“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s, CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 307.

“Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as depository by the Issuer in or pursuant to this Indenture, and, unless otherwise provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “Depository” shall mean, with respect to any Securities, the depository which has been appointed with respect to such Securities.

“Discounted Value,” when used with respect to any item of Eligible Collateral on any date, means the quotient of the following: (i) the Fair Market Value of such item of Eligible Collateral on such date and (ii) the applicable “Discount Factor” for such item of Eligible Collateral (as such may be adjusted by reason of diversification, concentration, or other factors), as set forth in the Rating Agency Guidelines at any point in time, as provided in Section 1005(2).

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Eligible Collateral” means any security in which the Issuer may invest, consistent with its investment objective(s) and policies as well as cash, and which may be eligible for inclusion in calculating the Discounted Value of an Issuer’s assets for purposes of satisfying each over-collateralization test specified in the Rating Agency Guidelines.

“Equivalent Terms” has the meaning specified in Section 1102. “Event of Default” has the meaning specified in Section 501.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.

“Fair Market Value” with respect to any item of Eligible Collateral of the Issuer on any date means its fair market value as determined by the Pledge Agent in accordance with the valuation method used by the Issuer to determine the net asset value of the Issuer’s common equity. The Fair Market Value of any asset which is not Eligible Collateral shall be zero.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“Foreign Currency” means any currency, currency unit or composite currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such government.

“GAAP” and “generally accepted accounting principles” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder. Except as otherwise set forth in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in accordance with GAAP.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the Foreign Currency in which the principal of or any premium or interest on the relevant Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means the Person in whose name such Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 301 (as such terms and provisions may be amended pursuant to the applicable provisions hereof); provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 301, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“interest,” with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Investment Company Act” means the Investment Company Act of 1940, as amended, or any successor thereto, in each case as amended from time to time.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Request” and “Issuer Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Issuer and delivered to the Trustee.

“Judgment Currency” has the meaning specified in Section 116.

“Liquidity Account” means any segregated account maintained by the Issuer with the Pledge Agent, relating to any single series of Securities and for the benefit of Holders of such series, it being understood that the Issuer is not required to have a Liquidity Account.

“Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture or such Security, whether at the Stated Maturity, upon redemption at the option of the Issuer, upon repayment at the option of the Holder or otherwise, and includes a Redemption Date for such Security and a date fixed for the repurchase or repayment of such Security at the option of the Holder.

“Medium-Term Notes” means Securities that are collateralized in an amount equal to their full Outstanding principal amount and have a Stated Maturity in excess of 270 days after the date of original issuance thereof.

“New York Banking Day” has the meaning specified in Section 116.

“Notes” means the Short-Term Notes and/or the Medium-Term Notes, as applicable.

“Obligations” has the meaning specified in Section 1602.

“Office,” with respect to any Securities, means an office of the Issuer maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office of the Issuer maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office, [●].

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer, the Secretary or an Assistant Secretary of the Issuer that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security, other than an Indexed Security, issued pursuant to this Indenture which provides for an amount less than the principal amount thereof to be due and payable prior to its Stated Maturity.

“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)	any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)

any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Issuer or any Affiliate of the Issuer) in trust or set aside and segregated in trust by the Issuer or any Affiliate of the Issuer (if it shall act as Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)	any such Security with respect to which the Issuer has effected defeasance or covenant defeasance pursuant to Section 402, except to the extent provided in Section 402; or

(d)

any such Security which has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Issuer; and

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be due and payable prior to its Stated Maturity at the time of such determination, (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purpose shall be equal to the principal amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, (iii) the principal amount of a Security denominated in a Foreign Currency that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Issuer or any other obligor upon the Securities or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, the Trustee shall be entitled to conclusively rely on any such request, demand, authorization, direction, notice, consent or waiver, but only to the extent the Responsible Officer of the Trustee making such determination does not have actual knowledge that such Securities are not so owned. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes in writing to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Issuer or any other obligor upon the Securities or an Affiliate of the Issuer or such other obligor.

“Paying Agent” means [●] or any Person authorized by the Issuer (including the Trustee acting as Paying Agent) to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security on behalf of the Issuer. [●] will serve as the initial Paying Agent and may appoint one or more additional Paying Agents with respect to any series.

“Person” and “person” mean any individual, Corporation, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Pledged Collateral” has the meaning specified in Section 1601. “Pledged Securities” has the meaning specified in Section 1601.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security shall be deemed to evidence the same indebtedness as the lost, destroyed, mutilated or stolen Security.

“Rating Agency” means Fitch or any other nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act.

“Rating Agency Guidelines” means the guidelines and criteria provided by Fitch for an “AA” rating in one or more written documents, or those of any other Rating Agency which may issue another rating in the future, as such guidelines and criteria may be amended by Fitch or such other Rating Agency, as the case may be.

“Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the regular record date for the payment of such interest.

“Required Currency” has the meaning specified in Section 116.

“Responsible Officer” means any officer of the Trustee in its corporate trust department and also means, with respect to a particular corporate trust matter, any other officer or employee of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended, or any successor thereto, in each case as amended from time to time.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Short-Term Notes” means Securities that are collateralized in an amount equal to their full Outstanding principal amount and have a Stated Maturity thereof not in excess of 270 days after the date of original issuance thereof, or are payable upon demand on a date not later than 270 days after the date of original issuance thereof.

“Special Record Date” for the payment of any Defaulted Interest on any Security means a date fixed therefor by the Trustee pursuant to Section 307.

“Stated Maturity,” with respect to any Security or any installment of principal thereof or interest thereon or any Additional Amounts with respect thereto, means the date established by or pursuant to this Indenture or such Security as the fixed date on which the principal of such Security or such installment of principal or interest is, or such Additional Amounts are, due and payable.

“Subsidiary” means (1) any corporation a majority of the total voting power of whose outstanding Voting Stock is owned, directly or indirectly, at the date of determination by the Issuer and/or one or more other Subsidiaries, and (2) any other Person in which the Issuer and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

“Transfer Agent” means [●] or any Person authorized by the Issuer to serve as transfer agent with respect to any Security.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States,” means the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and the term “United States of America” means the United States of America.

“Valuation Amount” has the meaning set forth in Section 1605(1).

“Valuation Date” means each Wednesday or, if the Issuer shall select one or more other days of the week, such other day or days, provided that there shall always be at least one weekly Valuation Date.

“Vice President,” when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Voting Stock” means, with respect to any Person, any class or series of capital stock of, or other equity interests in, such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

Section 102.    Compliance Certificates and Opinions.

Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 103.    Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer , a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Issuer unless counsel rendering the Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 104.    Acts of Holders; Record Dates.

(1)          Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Issuer and any agent of the Trustee or the Issuer, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 1506.

Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository’s standing instructions and customary practices.

(2)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3)            The ownership, principal amount and serial numbers of Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.

(4)          If the Issuer shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized, agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(5)            Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, the Issuer in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 105.    Notices, etc. to Trustee and the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)             the Trustee by any Holder or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2)           the Issuer by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to the attention of its Secretary at the address of its principal executive office specified in the first paragraph of this Indenture” or at any other address furnished in writing to the Trustee by the Issuer for such purpose.

Section 106.    Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first-class postage prepaid, or if delivered electronically pursuant to the applicable procedures of the Depository, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee in its sole discretion shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107.    Language of Notices.

Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language, except that, if the Issuer so elects, any published notice may be in an official language of the country of publication.

Section 108.    Conflict with Trust Indenture Act.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 109.    Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.    Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 111.    Separability Clause.

In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

Section 112.    Benefits of Indenture.

Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.    Governing Law; Waiver of Jury Trial.

This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the Commonwealth of Puerto Rico. EACH OF THE ISSUER, THE TRUSTEE AND THE HOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH

THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 114.    Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of, or any other day on which a payment is due with respect to, any Security shall be a day which is not a Business Day, then payment need not be made on such day, but such payment may be made on the next succeeding day that is a relevant Business Day with the same force and effect as if made on the Interest Payment Date, at the Stated Maturity or Maturity or on any such other payment date, as the case may be, and no interest shall accrue or be payable on such succeeding Business Day for the period from and after such Interest Payment Date, Stated Maturity, Maturity or other payment date, as the case may be, to such succeeding Business Day.

Section 115.    Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 116.    Judgment Currency.

The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the date on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed. The provisions of this Section 116 shall not be applicable with respect to any payment due on a Security which is payable in Dollars.

Section 117.    Extension of Payment Dates.

In the event that (i) the terms of any Security established in or pursuant to this Indenture permit the Issuer or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security is due and payable and (ii) the due date for any such payment shall have been so extended, then all references herein to the Stated Maturity of such payment (and all references of like import) shall be deemed to refer to the date as so extended.

Section 118.    Immunity of Partners, Stockholders, Directors, Officers and Agents of the Issuer.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future partner, stockholder, employee, officer or director, as such, of the Issuer or of any of the Issuer’s predecessors or successors, either directly or through the Issuer, as applicable, or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

Section 119.    USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Issuer agrees that it will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 120.    Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

ARTICLE 2

SECURITIES FORMS

Section 201.    Forms Generally.

Each Security and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution of the Issuer and set forth in an Officers’ Certificate of the Issuer, or established in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by an officer of the Issuer executing such Security as evidenced by the execution of such Security.

Unless otherwise provided in or pursuant to this Indenture, the Securities shall be issuable in registered form without coupons.

Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or in any other manner, all as determined by an officer of the Issuer as evidenced by the execution of such Securities.

Section 202.    Form of Trustee’s Certificate of Authentication.

Subject to Section 611, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[NAME OF TRUSTEE]

By:

Authorized Signatory

Section 203.    Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in global form. If Securities of a series shall be issuable in temporary or permanent global form, any such Security may provide that it or any principal amount of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser principal amount as is permitted by the terms thereof) from time to time endorsed thereon or reflected on the books and records of the Trustee and may also provide that the aggregate principal amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the principal amount, or any increase or decrease in the principal amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or pursuant to Section 301 with respect to such Security or in the Issuer Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Security in global form in the manner and upon written instructions given by the Person or Persons specified therein or pursuant to Section 301 with respect to such Security or in the applicable Issuer Order. If an Issuer Order pursuant to Section 303 (with respect to Outstanding Securities) or 304 has been, or simultaneously is, delivered, any instructions by the Issuer with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers’ Certificate of the Issuer and need not be accompanied by an Opinion of Counsel. Notwithstanding the foregoing provisions of this paragraph, in the event a global Security is exchangeable for definitive Securities as provided in Section 305, then, unless otherwise provided in or pursuant to this Indenture with respect to the Securities of such series, the Trustee shall deliver and redeliver such global Security to the extent necessary to effect such exchanges, shall endorse such global Security to reflect any decrease in the principal amount thereto resulting from such exchanges and shall take such other actions, all as contemplated by Section 305.

Notwithstanding the provisions of Section 307, payment of principal of, any premium and interest on, and any Additional Amounts in respect of any Security in temporary or permanent global form shall be made to the Person in whose name such Security is registered.

Notwithstanding anything to the contrary, the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat as the Holder of the principal amount of Outstanding Securities represented by a global Security as the Holder of such global Security.

ARTICLE 3

THE SECURITIES

Section 301.    Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to one or more Board Resolutions of the Issuer and set forth in an Officers’ Certificate of the Issuer, or established in one or more indentures supplemental hereto, prior to the issuance of any Securities of a series,

(1)             the title of such Securities;

(2)          any limit upon the aggregate principal amount of such Securities which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 905, 1107 or Article 13;

(3)            if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 305, (iii) the name of the Depository with respect to any such global Security and (iv) if applicable and in addition to the Persons specified in Section 305, the Person or Persons who shall be entitled to make any endorsements on any such global Security and to give the instructions and take the other actions with respect to such global Security contemplated by the first paragraph of Section 203;

(4)          the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal and premium, if any, of such Securities is payable;

(5)             the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Securities on any Interest Payment Date, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(6)            if in addition to or other than [●], the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities may be surrendered for registration of transfer or exchange and notices or demands to or upon the Issuer in respect of such Securities and this Indenture may be served;

(7)           whether any of such Securities are to be redeemable at the option of the Issuer and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Issuer;

(8)            if the Issuer is obligated to redeem or repay any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(9)        the denominations in which any of such Securities shall be issuable if other than minimum denominations of $1,000;

(10)         whether such Securities are to be collateralized by securities or other property and, if so, the amount and details thereof to be set forth in one or more Confirmations of Pledge;

(11)         if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be due and payable prior to the Stated Maturity or the method by which such portion is to be determined;

(12)        if other than Dollars, the Foreign Currency in which purchases of such Securities must be made and the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(13)         if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Issuer or a Holder thereof or otherwise, in a Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Issuer or a Holder thereof or otherwise, in a Foreign Currency;

(14)      if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(15)         any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer with respect to any of such Securities (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein);

(16)        if any one or more of Section 401 relating to satisfaction and discharge, Section 402(2) relating to defeasance or Section 402(3) relating to covenant defeasance shall not be applicable to such Securities, and any covenants in addition to or other than those specified in Section 402(3) relating to such Securities which shall be subject to covenant defeasance, and, if such Securities are subject to repayment at the option of the Holders thereof pursuant to Article Thirteen, if the Issuer’s obligation to repay such Securities will be subject to satisfaction and discharge pursuant to Section 401 or to defeasance or covenant defeasance pursuant to Section 402, and any deletions from, or modifications or additions to, the provisions of Article Four (including any modification which would permit satisfaction and discharge, defeasance or covenant defeasance to be effected with respect to less than all of the outstanding Securities of such series) in respect of such Securities;

(17)          if any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(18)          if any of such Securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(19)          the circumstances under which the Issuer will pay Additional Amounts on such Securities in respect of any tax, assessment or other government charge and whether the Issuer will have the option to redeem such Securities rather than pay such Additional Amounts;

(20)          if there is more than one Trustee, the identity of the Trustee that has any obligations, duties and remedies with respect to such Securities; the identity of each Security Registrar and Paying Agent with respect to such Securities; and, if not the Trustee, the identity of each Authenticating Agent with respect to such Securities;

(21)          the Person to whom any interest on any Security of such series shall be payable, if other than the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, and the extent to which, or the manner in which, any interest payable on a temporary global Security will be paid if other than in the manner provided in this Indenture; and

(22)         any other terms of such Securities and any deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Issuer in or pursuant to the Board Resolution of the Issuer and set forth in the Officers’ Certificate of the Issuer or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Board Resolutions of the Issuer, Officers’ Certificate of the Issuer or supplemental indenture, as the case may be, pertaining to such series of Securities and that such persons are authorized to determine, consistent with such Board Resolutions, Officers’ Certificate or supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Board Resolutions, Officers’ Certificate or supplemental indenture.

All Securities of any one series need not be issued at the same time and, unless otherwise provided by the Issuer as contemplated by this Section 301, a series may be reopened from time to time without notice to or the consent of any Holders for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to Board Resolutions of the Issuer, such Board Resolution(s) shall be delivered to the Trustee at or prior to the delivery of the Officers’ Certificate of the Issuer setting forth the terms of such series.

Section 302.    Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Securities denominated in Dollars shall be issuable in registered form without coupons in minimum denominations of $1,000. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 303.    Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Issuer by the Chief Executive Officer, President or one of the Vice Presidents and by the Chief Financial Officer, the Treasurer, the Secretary or one of the Assistant Secretaries of the Issuer. The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall, to the fullest extent permitted by law, bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver duly executed Securities to the Trustee for authentication and, provided that the Board Resolutions and Officers’ Certificate of the Issuer or supplemental indenture or indentures with respect to such Securities referred to in Section 301 and an Issuer Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Issuer Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Opinion of Counsel to the following effect, which Opinion of Counsel may contain such assumptions, qualifications and limitations as such counsel and Trustee shall deem appropriate:

(1)          the form or forms and terms of such Securities have been established in conformity with Sections 201 and 301 of this Indenture;

(2)          all conditions precedent set forth in this Indenture to the authentication and delivery of such Securities have been complied with and that such Securities, when completed by appropriate insertions (if applicable), executed and delivered by duly authorized officers of the Issuer to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except, in each case, as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and subject to such other exceptions as shall be acceptable to the Trustee; and

(3)          that all applicable laws and requirements in respect of the execution and delivery by the Issuer of such Securities have been complied with.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel at the time of issuance of each Security, but such opinion, with such modifications as counsel shall deem appropriate, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate request by the Issuer that the Trustee authenticate Securities of such series for original issue will be accompanied by (i) a certification by the Issuer that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with and (ii) an Issuer Order for the authentication and delivery of such Securities.

The rights of the Issuer to issue and sell Securities of any series is subject to the conditions on the date of original issuance thereof and after giving effect thereto and to all other transactions pursuant hereto on such day, including, without limitation, the issuance and repayment of Securities:

(1)          the sum of (i) the aggregate principal amount of Outstanding Securities of any series (which shall not exceed 33 1/3% of the Fair Market Value of the assets of the Issuer as of any Valuation Date) on such day plus (ii) the aggregate principal amount of other borrowings, which shall be for temporary or emergency purposes only, of the Issuer outstanding (which shall not exceed 5% of the Fair Market Value of the assets of the Issuer as of any Valuation Date) on such day (the “Aggregate Borrowing Base”);

(2)          the Valuation Amount relating to any given series of Securities, determined as of the Valuation Date (or Cure Date, if any) immediately preceding such day, reduced by (A) the Discounted Value of any security that was a Pledged Security on such Valuation Date (or Cure Date, if any) but is no longer a Pledged Security or is proposed to be transferred or sold on such day, and increased by (B) the Discounted Value, determined as of such day, of any security that was not a Pledged Security on such Valuation Date (or Cure Date, if any) but has since become a Pledged Security or is proposed to be delivered to the Pledge Agent on such day, shall be equal to or greater than the Collateral Maintenance Amount for such series of Securities;

(3)          solely with respect to the Notes, (i) they shall be assigned a rating by Fitch of “F1+” or better with respect to Short-Term Notes, “AA” or better with respect to Medium-Term Notes, or shall be assigned one of the two highest ratings with respect to Short-Term Notes, and/or one of the four highest ratings with respect to Medium-Term Notes by any other Rating Agency, and (ii) the Issuer will be in compliance with the terms and conditions of Fitch’s Rating Agency Guidelines as applicable to an “F1+/AA” rating on the applicable series of Notes or those of any other Rating Agency which may issue a credit rating to the Notes in the future; and

(4)          no Event of Default shall have occurred and be continuing, and no Event of Default will result from such issuance and sale of Securities.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or will otherwise be in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 611 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized signatories. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304.    Temporary Securities.

Pending the preparation of definitive Securities, the Issuer may execute and deliver to the Trustee and, upon Issuer Order, the Trustee or Authenticating Agent shall authenticate and deliver, in the manner provided in Section 303, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions set forth in this Indenture or the provisions established pursuant to Section 301, if temporary Securities are issued, the Issuer shall cause definitive Securities to be prepared without unreasonable delay. Except as otherwise provided in or pursuant to this Indenture, after the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Except as otherwise provided in or pursuant to this Indenture, upon surrender for cancellation of any one or more temporary Securities, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 305.     Registration, Transfer and Exchange.

With respect to the Securities of each series, if any, the Issuer shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Securities of such series and of transfers of the Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the initial Security Registrar for each series of Securities shall be as specified in the last paragraph of Section 1002. The Issuer shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Issuer and shall have accepted such appointment. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Except as otherwise provided in or pursuant to this Indenture, upon surrender for registration of transfer of any Security of any series at any Office or Agency for such series, the Issuer shall execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

Except as otherwise provided in or pursuant to this Indenture, at the option of the Holder, Securities of any series may be exchanged for other Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and, upon Issuer Order, the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, the global Securities of any series shall be exchangeable for definitive certificated Securities of such series only if (i) the Depository for such global Securities notifies the Issuer that it is unwilling or unable or no longer qualified to continue as a Depository for such global Securities or at any time the Depository for such global Securities ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and no successor Depository for such Securities shall have been appointed by the Issuer within 90 days of such notification or of the Issuer becoming aware of the Depository’s ceasing to be so registered, as the case may be, (ii) the Issuer, in its sole discretion, determines that the Securities of such series shall no longer be represented by one or more global Securities and the Issuer executes and delivers to the Trustee an Issuer Order to the effect that such global Securities shall be so exchangeable or (iii) an Event of Default has occurred and is continuing with respect to such Securities and the Depository or the Issuer specifically requests such exchange.

If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding paragraph, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Issuer shall deliver to the Trustee definitive Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Issuer . On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the Depository (or its custodian) as shall be specified in the Issuer Order with respect thereto (which the Issuer agrees to deliver), and in accordance with instructions given to the Trustee and the Depository as shall be specified in the Issuer Order with respect thereto to the Trustee, as the Issuer’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Security shall be returned by the

Trustee to such Depository (or its custodian) or such other Depository (or its custodian) referred to above in accordance with the instructions of the Issuer referred to above, and the Trustee shall endorse such global Security to reflect the decrease in the principal amount thereof resulting from such exchange. If a Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer or the Security Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, or any redemption or repayment of Securities, or any conversion or exchange of Securities for other types of securities or property, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 905, 1107 or Article 13, in each case not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Issuer shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and terms and of the same series under Section 1103 and ending at the close of business on the day of such selection, or (ii) to register the transfer of or exchange any Security, or portion thereof, so selected for redemption, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder pursuant to Article Thirteen and not withdrawn, except the portion, if any, of such Security not to be so repaid.

Section 306.     Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, subject to the provisions of this Section 306, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and, upon the Issuer’s written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing provisions of this Section 306, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its legal counsel) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute a separate obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

The provisions of this Section, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall (to the extent lawful) be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307.     Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

(1)         The Issuer may elect to make payment of any Defaulted Interest to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

(2)         The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series, at the option of the Issuer, interest on Securities on any Interest Payment Date may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America.

Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other

Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308.     Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of, any premium and (subject to Sections 305 and 307) interest on and any Additional Amounts with respect to such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and none of the Issuer, Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

No owner of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Issuer, the Trustee or any agent of the Issuer or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depository, as a Holder, with respect to a global Security or impair, as between such Depository and the owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as the Holder of such global Security.

Section 309.     Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be promptly delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures, unless by an Issuer Order the Issuer directs their return to it.

Section 310.     Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in the Securities of any series, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 311.     CUSIP Numbers.

The Issuer in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE OF INDENTURE

Section 401.     Satisfaction and Discharge.

Unless, pursuant to Section 301, the provisions of this Section 401 shall not be applicable with respect to the Securities of any series, upon the direction of the Issuer by an Issuer Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Issuer Order, and the Trustee, on receipt of an Issuer Order, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1)                 either

(a)        all Securities of such series theretofore authenticated and delivered (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer or any Affiliate of the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(b)        all Securities of such series not theretofore delivered to the Trustee for cancellation

(i)         have become due and payable, or

(ii)         will become due and payable at their Stated Maturity within one year, or

(iii)         if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and, to the extent that the Securities of such series provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit determinable by the Issuer (in the exercise by the Issuer of its reasonable discretion), any Additional Amounts with respect to, such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2)                 the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Outstanding Securities of such series (including amounts payable to the Trustee pursuant to Section 606); and

(3)                 the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to the Securities of such series have been complied with.

In the event there are Securities of two or more series Outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee, if in form and content reasonably acceptable to the Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Issuer to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Issuer and the Trustee with respect to the Securities of such series under Sections 305, 306, 403, 404, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional

Amounts pursuant to Section 401(1)(b)), any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Issuer to repurchase or repay, and the obligations of the Issuer to repurchase or repay, such Securities at the option of the Holders pursuant to Article 13, shall survive.

Section 402.     Defeasance and Covenant Defeasance.

(1)             Unless, pursuant to Section 301, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 402 or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 402 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 402 (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities, and the Issuer may at its option by Board Resolution, at any time, with respect to the Securities of or within such series, elect to have Section 402(2) or Section 402(3) be applied to such Outstanding Securities upon compliance with the conditions set forth below in this Section 402. Unless otherwise specified pursuant to Section 301 with respect to the Securities of any series, defeasance under clause (2) of this Section 402 and covenant defeasance under clause (3) of this Section 402 may be effected only with respect to all, and not less than all, of the Outstanding Securities of any series. To the extent that the terms of any Security established in or pursuant to this Indenture permit the Issuer or any Holder thereof to extend the date on which any payment of principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, with respect to such Security is due and payable, then unless otherwise provided pursuant to Section 301, the right to extend such date shall terminate upon defeasance or covenant defeasance, as the case may be.

(2)             Upon the Issuer’s exercise of the above option applicable to this Section 402(2) with respect to any Securities of or within a series, the Issuer shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 402 and the other Sections of this Indenture referred to in subclauses (i) through (iv) of this clause (2), and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities to receive, solely (except as provided in subclause (ii) below) from the trust fund described in clause (4)(a) of this Section 402 and as more fully set forth in this Section 402 and 403, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities when such payments are due, (ii) the obligations of the Issuer and the Trustee with respect to such Securities under Sections 305, 306, 1002, 1003 and, if applicable to the Securities of such series, 1004 (including, without limitation, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 1004, but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to clause (4)(a) of this Section 402)), any rights of Holders of such Securities (unless otherwise provided pursuant to Section 301 with respect to the Securities of such series) to require the Issuer to repurchase or repay, and the obligations of the Issuer to repurchase or repay, such Securities at the option of the Holders pursuant to Article 13 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 402 and Sections 403 and 404. The Issuer may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under Section 402(3) with respect to such Securities.

(3)             Upon the Issuer’s exercise of the above option applicable to this Section 402(3) with respect to any Securities of or within a series, the Issuer shall be released from its obligations under Section 1005, Section 1006, Section 1007, Article 16 and, to the extent specified pursuant to Section 301, any other covenant applicable to such Securities with respect to such Securities shall cease to be applicable to such Securities on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and such Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means, with respect to such Outstanding Securities, the Issuer may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or any such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(4) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(4)             The following shall be the conditions to application of clause (2) or (3) of this Section 402 to any Outstanding Securities of or within a series:

(a)         The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (1) an amount in Dollars or in such Foreign Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be, or (2) Government Obligations applicable to such Securities (determined on the basis of the Currency in which such Securities are then specified as payable at Stated Maturity or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (f) below, on the relevant Redemption Date, as the case may be) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on, and, to the extent that such Securities provide for the payment of Additional Amounts thereon and the amount of any such Additional Amounts which are or will be payable with respect to the Securities of such series is at the time of deposit reasonably determinable by the Issuer (in the exercise by the Issuer of its reasonable discretion), any Additional Amounts with respect to, such Outstanding Securities on the Maturity or Stated Maturity of such principal or interest, and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities .

(b)            Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

(c)            No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit, and, solely in the case of defeasance under Section 402(2), no Event of Default with respect to such Securities under clause (6) or (7) of Section 501 or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities under clause (6) or (7) of Section 501 shall have occurred and be continuing at any time during the period ending on and including the 91st day after the date of such deposit (it being understood that this condition to defeasance under Section 402(2) shall not be deemed satisfied until the expiration of such period).

(d)            In the case of defeasance pursuant to Section 402(2), the Issuer shall have delivered to the Trustee an opinion of independent counsel acceptable to the Trustee stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel shall confirm that, the Holders and beneficial owners of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; or, in the case of covenant defeasance pursuant to Section 402(3), the Issuer shall have delivered to the Trustee an opinion of independent counsel reasonably acceptable to the Trustee to the effect that the Holders and beneficial owners of such Outstanding Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(e)            The Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance, as the case may be, under this Indenture have been complied with.

(f)            If the monies or Government Obligations or combination thereof, as the case may be, deposited under subclause (a) above are sufficient to pay the principal of, and premium, if any, and interest, if any, on and, to the extent provided in such subclause (a), Additional Amounts with respect to, such Securities on a particular Redemption Date, the Issuer shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

(g)            Notwithstanding any other provisions of this Section 402(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 301.

(5)            Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (or other property as may be provided pursuant to Section 301) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee (collectively for purposes of this Section 402(5) and Section 403, the “Trustee”)) pursuant to clause (4)(a) of Section 402 in respect of any Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer or any Affiliate of the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified in or pursuant to this Indenture or any Securities, if, after a deposit referred to in Section 402(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 402(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 402(4)(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to subclause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities.

Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4)(a) of this Section 402 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.

Section 403.    Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations deposited with the Trustee pursuant to Section 401 or 402 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, interest and Additional Amounts for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

Section 404.    Reinstatement.

If the Trustee (or other qualifying trustee appointed pursuant to Section 402(4)(a)) or any Paying Agent is unable to apply any moneys or Government Obligations deposited pursuant to Section 401(1) or 402(4)(a) to pay any principal of or premium, if any, or interest, if any, on or

Additional Amounts, if any, with respect to the Securities of any series by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no such deposit had occurred, until such time as the Trustee (or other qualifying trustee) or Paying Agent is permitted to apply all such moneys and Government Obligations to pay the principal of and premium, if any, and interest, if any, on and Additional Amounts, if any, in respect of the Securities of such series as contemplated by Section 401 or 402 as the case may be, and Section 403; provided, however, that if the Issuer makes any payment of the principal of or premium, if any, or interest, if any, on or Additional Amounts, if any, in respect of the Securities of such series following the reinstatement of its obligations as aforesaid, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the funds held by the Trustee (or other qualifying trustee) or Paying Agent.

ARTICLE 5

REMEDIES

Section 501.    Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officers’ Certificate of the Issuer establishing the terms of such series pursuant to this Indenture:

(1)            default in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any of the Securities of such series prior to 12:30 p.m., San Juan time, on the day when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 60 days (it being understood that the Trustee shall be required to give immediate written notice to the Issuer if the Issuer has failed to deposit with the Trustee funds sufficient to make such payment in full prior to 11:00 a.m., San Juan time, on such day); or

(2)            default in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any of the Securities of such series prior to 12:30 p.m., San Juan time, on the day when due (whether at Maturity or otherwise) (it being understood that the Trustee shall be required to give immediate written notice to the Issuer if the Issuer has failed to deposit with the Trustee funds sufficient to make such payment in full prior to 11:00 a.m., San Juan time, on such day); or

(3)            default in the deposit of any sinking fund payment, if applicable, or payment under any analogous provision prior to 12:30 p.m., San Juan time, on the day when due with respect to any of the Securities of such series (it being understood that the Trustee shall be required to give immediate written notice to the Issuer if the Issuer has failed to deposit with the

Trustee funds sufficient to make such payment in full prior to 11:00 a.m., San Juan time, on such day); or

(4)            default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture or any of the Securities of such series (other than a covenant or warranty for which the consequences of breach or nonperformance are addressed elsewhere in this Section 501 or a covenant or warranty which has expressly been included in this Indenture, whether or not by means of a supplemental indenture, solely for the benefit of Securities of a series other than such series), and continuance of such default or breach (without such default or breach having been waived in accordance of the provisions of this Indenture) for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)            the Valuation Amount applicable to the Securities of such series shall be less than the Collateral Maintenance Amount applicable to such series on any Cure Date; or

(6)            the Issuer shall: (i) have an order of relief entered with respect to it under the U.S. Federal Bankruptcy Code; (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due; (iii) institute any proceeding seeking an order of relief under the U.S. Federal Bankruptcy Code or take corporate action to authorize or effect any of the foregoing actions set forth in this clause (6); (iv) fail to contest in good faith any appointment or proceeding described in clause (7) below; or (v) become or be declared insolvent, however evidenced, and, in each case, the continuance of any such decree or order for relief unstayed and in effect for a period of 60 consecutive days; or

(7)            a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Issuer, or any substantial part of the Issuer’s property, or a proceeding described in clause (6) above shall be instituted against the Issuer and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days; or

(8)            if, pursuant to Section 18(a)(1)(c)(ii) of the Investment Company Act, on the last business day of each of twenty-four consecutive calendar months any class of Securities shall have an asset coverage (as defined in Section 18(h) of the Investment Company Act) of less than 100% (as determined in accordance with Section 18(b) of the Investment Company Act); or

(9)            any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Section 502.    Permitted Actions Upon an Event of Default.

If any Event of Default shall have occurred and be continuing:

(1)            the right of the Issuer to sell any Securities shall immediately terminate;

(2)            the Pledge Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it [under applicable law], all the rights and remedies of a secured party upon default under the Puerto Rico Commercial Transactions Act, as amended, or under any other applicable law, and the Pledge Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof, to the extent necessary to pay Securities of the applicable series as they become due, in one or more parcels at public or private sale, at any exchange, broker’s board or at the Pledge Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Pledge Agent may deem commercially reasonable; and the Issuer agrees that (A) to the extent notice of sale shall be required by law, two (2) Business Days’ written notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, (B) the Pledge Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given and (C) the Pledge Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; and

(3)            any cash held by the Pledge Agent as Pledged Collateral for the benefit of any specific series of Securities and all cash proceeds received by the Pledge Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral for such series of Securities may, at the Pledge Agent’s discretion, be held by the Pledge Agent as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Pledge Agent pursuant to Section 606) in whole or in part by the Pledge Agent against, all or any part of the Obligations relating to such series of Securities in the order specified in Section 1605(3). Any surplus of such cash or cash proceeds held by the Pledge Agent and remaining after payment in full of all the Obligations shall be paid over to the Issuer or to a court of competent jurisdiction for its determination as to whom may be lawfully entitled to receive such surplus.

Upon occurrence of an Event of Default, each of the Trustee (in any capacity hereunder) and the Holders of Securities agree that it or they may only seek recourse against the assets securing, as of the occurrence of such Event of Default, the applicable series of Securities and will not seek recourse to the assets securing any other series of Securities or any other assets of the Issuer.

Section 503.     Collection of Indebtedness and Suits for Enforcement by Trustee.

The Issuer covenants that if:

(1)            default is made in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any Security when such interest or Additional

Amounts, as the case may be, shall have become due and payable and such default continues for a period of 30 days, or

(2)            default is made in the payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any Security at its Maturity, and such default continues for three Business Days, or

(3)            default is made in the deposit of any sinking fund payment, if applicable, when due, and such default continues for three Business Days,

the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities , the whole amount of money then due and payable with respect to such Securities, with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest and Additional Amounts at the rate or respective rates, as the case may be, provided for or with respect to such Securities or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 606.

If the Issuer fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon such Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon such Securities , wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

Section 504.     Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Securities of a series or the property of the Issuer or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)            to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(2)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent in writing in its sole discretion to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee (acting in any capacity hereunder), its agents and counsel and any other amounts due the Trustee hereunder.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 505.     Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security in respect of which such judgment has been recovered.

Section 506.     Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of such Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee (acting in any capacity hereunder) and any predecessor Trustee under the Indenture;

SECOND: To the payment of the amounts then due and unpaid upon the Securities for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal and any premium, interest and Additional Amounts; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 507.     Limitations on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2)            the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)         such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, to be incurred in compliance with such request;

(4)            the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)            no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508.    Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and (subject to Sections 305 and 307) interest, if any, on and any Additional Amounts with respect to such Security on the respective Stated Maturity or Maturities therefor specified in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment pursuant to Article 13 hereof at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and such right shall not be impaired without the consent of such Holder.

Section 509.     Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 510.     Rights and Remedies Cumulative.

To the extent permitted by applicable law and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.     Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall, to the extent permitted by applicable law, impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security may, to the extent permitted by applicable law, be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 512.     Control by Holders of Securities.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided that

(1)          such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of any series,

(2)          the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)          such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series (or any other series) not joining in such action.

Section 513.     Waiver of Continuing Defaults.

The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any continuing default hereunder with respect to such series and its consequences, except

(1)          a continuing default in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series, or

(2)          a continuing default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.     Waiver of Usury, Stay or Extension Laws.

The Issuer covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or any other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer from paying all or any portion of the principal of or premium, if any, or interest, if any on or Additional Amounts, if any, as contemplated in this Indenture, and the Securities or which may affect the covenants or the performance of this Indenture or the Securities; and the Issuer (to the extent that it may lawfully do so) expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.     Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and disbursements, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment at the option of the Holder pursuant to Article Thirteen hereof, on or after the date for repayment).

ARTICLE 6

THE TRUSTEE

Section 601.     Certain Rights of Trustee.

In connection with this Indenture and any Securities issued hereunder, subject to Sections 315(a) through 315(d) of the Trust Indenture Act:

(1)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)             any request or direction of the Issuer or the Guarantor mentioned herein shall be sufficiently evidenced by an Issuer Request or an Issuer Order (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, require an Officers’ Certificate and/or an Opinion of Counsel in form and substance reasonably acceptable to the Trustee, and the Trustee may conclusively rely upon any such Officers’ Certificate or Opinion of Counsel;

(4)            the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, damages, costs, expenses and liabilities, including reasonable attorneys’ fees, costs and expenses and court costs, which might be incurred by it in compliance with such request or direction;

(6)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)            the Trustee need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers. The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture. The permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so;

(9)             the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing; if the Issuer elects to give the Trustee e-mail or facsimile transmission instructions (or instructions by a similar electronic method) and the Trustee in its sole and absolute discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling; the Trustee shall not be liable for any losses, damages, costs, fees or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or inconsistency with a subsequent written instruction; and the Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception by third parties;

(10)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11)           in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(12)           in no event shall the Trustee be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 602.     Notice of Defaults.

Within 60 days after the Trustee has actual knowledge of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, notice of such default hereunder actually known to the Trustee, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default. The Trustee shall not be charged with knowledge of any default or Event of Default under this Indenture or related documents unless (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) the Trustee shall have received notice in writing of such default or Event of Default by the Issuer or by the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding of the affected series, and such notice is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 603.     Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Issuer are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Issuer of the Securities or the proceeds thereof.

Section 604.     May Hold Securities; Transactions with the Issuer.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person; provided, however, that if the Trustee acquires any conflicting interest relating to any of its duties with respect to the Securities, it must either eliminate such conflict or resign as Trustee.

Section 605.     Money Held in Trust.

Except as provided in Section 403 and Section 1003, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 606.     Compensation and Reimbursement.

The Issuer agrees:

(1)             to pay to the Trustee from time to time such compensation as agreed in writing for all services rendered by the Trustee (in any capacity hereunder) (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)             except as otherwise expressly provided herein, to reimburse the Trustee (acting in any capacity hereunder) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, such as attorneys’ fees, costs and expenses), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or willful misconduct; and

(3)            to indemnify the Trustee (acting in any capacity hereunder), its directors, officers, employees and its agents for, and to hold them harmless against, any loss, claim, cause of action, damage, liability or reasonable cost or expense (including, without limitation, the reasonable fees and disbursements of the Trustee’s agents, legal counsel, accountants and experts), arising out of or in connection with this Indenture or the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, a Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, claim, cause of action, damage, liability or expense was due to the Trustee’s gross negligence or willful misconduct.

The foregoing payment obligations and indemnities shall survive the termination of this Indenture and the resignation or removal of the Trustee.

As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, or premium or interest on or any Additional Amounts with respect to Securities.

Any compensation or expense incurred by the Trustee after a default specified by Section 501(6) or (7) is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 606 shall include any predecessor Trustee but the gross negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 606. The provisions of this Section 606 shall, to the extent permitted by law, survive any termination or expiration of this Indenture (including, without limitation, termination pursuant to any bankruptcy or insolvency laws) and the resignation or removal of the Trustee.

Section 607.     Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 608.     Resignation and Removal; Appointment of Successor.

(1)            No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 609.

(2)           The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3)            The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Issuer. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(4)             If at any time:

(a)    the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Issuer or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b)     the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Issuer or any such Holder, or

(c)     the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5)             If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Issuer, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 609. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 609, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Issuer or the Holders of Securities and accepted appointment in the manner required by Section 609, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6)            The Issuer shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities, if any, of such series as their names and addresses appear in the Security Register.

Section 609.     Acceptance of Appointment by Successor.

(1)            Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Issuer or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 606.

(2)            Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Issuer, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees, that each such Trustee shall be separate and apart from any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on written request of the Issuer or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 606.

(3)          Upon request of any Person appointed hereunder as a successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4)           No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 610.     Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder (provided that such Corporation shall otherwise be qualified and eligible under this Article), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any such successor to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee.

Section 611.     Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Issuer with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer or partial redemption or repayment, or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent shall be acceptable to the Issuer and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder; provided that such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Issuer agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 606.

The provisions of Sections 308, 603 and 604 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

[NAME OF AUTHENTICATING AGENT], as Authenticating Agent

By:

Authorized Signatory
Dated:

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Issuer wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officers’ Certificate of the Issuer), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Issuer with respect to such series of Securities.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE, OPERATING PARTNERSHIP

Section 701.     Issuer to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Issuer shall furnish or cause to be furnished to the Trustee

(1)             semi-annually with respect to Securities of each series not later than June 1 and December 1 of each year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(2)             at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if, and for so long as, the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 702.     Preservation of Information; Communications to Holders.

(1)             The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee. The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

(2)             Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that none of the Issuer or the Trustee or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the Trust Indenture Act, regardless of the source from which such information was derived.

Section 703.     Reports by Trustee.

(1)             Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 301, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in said Sections 313(a) and 313(b)(2) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

(2)             The Trustee shall transmit the reports required by the Trust Indenture Act, including Sections 313(a), (c) and (d), at the times, in the manner and to the Persons specified therein.

(3)             A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and the Issuer.

Section 704.     Reports by the Issuer.

The Issuer shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Section 314(a) of the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, that any such information, documents or reports filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

The Trustee agrees that any quarterly or annual report or other information, document or other report that the Issuer files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee. The Trustee shall have no obligation whatsoever to determine whether or not such information, documents, or reports have been so filed.

Section 705.     Information Made Available to the Rating Agencies by the Trustee.

The Trustee shall produce the following documents and have them available for inspection by the Rating Agency and/or deliver them to the Rating Agency periodically, subject to the term and conditions (and in the form and substance, if applicable) contained the Rating Agency Guidelines:

(1)             weekly portfolio inventory reports;

(2)             weekly Liquidity Account balance, if any, including description and maturity of securities held in the Liquidity Account;

(3)             weekly report setting forth the principal amount of all Outstanding Securities and their Stated Maturities;

(4)             monthly fund portfolio holdings and analysis;

(5)             monthly portfolio transaction report;

(6)             monthly balance sheet and income statement for the Issuer;

(7)             minutes of meetings of the Board of Directors; and

(8)             compliance reports prepared by the Issuer and compliance reports delivered or required to be delivered to the Issuer by the Issuer’s then-current independent accountants.

ARTICLE 8

CONSOLIDATION, MERGER, SALES AND SUBSTITUTION

Section 801.     Issuer May Consolidate, Etc., Only on Certain Terms.

The Issuer shall not, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to any Person unless:

(1)          either (A) the Issuer shall be the continuing, successor or surviving Person, or (B) the successor Person (if other than the Issuer) formed by or resulting from such consolidation, amalgamation or merger, or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the assets of the Issuer is made, (i) shall be a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof; and (ii) shall, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by such successor Person and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume the due and punctual performance and observance of every obligation in this Indenture and the Outstanding Securities on the part of the Issuer to be performed or observed;

(2)             immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(3)             the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale, assignment, transfer, lease or other conveyance and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

For purposes of the foregoing, any sale, assignment, transfer, lease or other conveyance of all or any of the assets of one or more Subsidiaries of the Issuer to any Person other than to the Issuer or another Subsidiary, whether directly or as part of a consolidation, amalgamation or merger, which, if such assets were owned by the Issuer would constitute all or substantially all of the Issuer’s assets, shall be deemed to be the conveyance of all or substantially all of the assets of the Issuer to any Person.

Section 802.     Successor Person Substituted for Issuer.

If the Issuer shall, in any transaction or series of related transactions, consolidate or amalgamate with or merge into any Person or sell, assign, transfer, lease or otherwise convey all or substantially all its assets to any Person, in accordance with Section 801 or 802, as applicable, the successor Person formed by or resulting from such consolidation, amalgamation or merger or to which such sale, assignment, transfer, lease or other conveyance of all or substantially all of the assets of the Issuer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, with respect to the Outstanding Securities of the applicable series, with the same effect as if such successor Person had been named as the Issuer herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the applicable Securities.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 901.     Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities, the Issuer (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)             to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in this Indenture and in the Securities; or

(2)             to add to the covenants of the Issuer for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture) or to surrender any right or power herein conferred upon the Issuer with respect to all or any series of Securities issued under this Indenture (as shall be specified in such supplemental indenture); or

(3)             to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any Additional Amounts with respect to any Securities or to permit or facilitate the issuance of Securities in uncertificated or global form; provided that any such action shall not adversely affect the interests of the Holders of Securities of any series appertaining thereto; or

(4)             to establish the form or terms of Securities of any series as permitted by Sections 201 and 301, including, without limitation, any deletions from or additions or changes to this Indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other series of Securities then Outstanding); or

(5)              to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 609; or

(6)             to cure any mistake, ambiguity or to correct or supplement any provision herein which may be defective or which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, or to make any change necessary to comply with any requirement of the Commission in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the Holders of Securities of any series then Outstanding; or

(7)             to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(8)             to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of Securities pursuant to Article Four, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series or any other Security; or

(9)             to secure, or provide additional security for, the Securities or to add guarantees for the benefit of the Securities of all or any series; or

(10)             to amend or supplement any provision contained herein or in any supplemental indenture or in any Securities (which amendment or supplement may apply to one or more series of Securities or to one or more Securities within any series as specified in such supplemental indenture or indentures); provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

(11)             to conform the terms of the Indenture or the Securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of such Securities, as evidenced by an Officers’ Certificate.

Section 902.     Supplemental Indentures with Consent of Holders.

With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture (voting as separate classes) by Act of said Holders delivered to the Issuer and the Trustee, the Issuer (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of the Securities of such series or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1)             change the Stated Maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any Security, or reduce the principal amount thereof or the premium, if any, thereon or the rate (or modify the calculation of such rate) of interest thereon, or reduce (or change the manner for calculating) the amount payable upon a redemption thereof by the Issuer or repayment thereof at the option of the Holder, or reduce any Additional Amounts payable with respect to any Security, or change the obligation of the Issuer to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801and permitted by Section 901(1)), or reduce the amount of the principal of any Original Issue Discount Security that would be due and payable prior to its Stated Maturity or the amount thereof provable in bankruptcy pursuant to Section 504, or change any date(s) or any period(s) in which any Security is subject to redemption or repayment or otherwise alter the provisions with respect to the redemption or repayment of any Security in a manner that is adverse to the interests of the Holder thereof, or change the Place of Payment where or the Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment pursuant to Article Thirteen at the option of the Holder, on or after the date for repayment) in each case as such Stated Maturity, Redemption Date or date for repayment may, if applicable, be extended in accordance with the terms of such Security, or

(2)             reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in Section 513 or 1008 of this Indenture, or reduce the requirements of Section 1504 for quorum or voting, or

(3)             modify any of the provisions of this Section, Section 513 or Section 1008 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(4)             modify any of the provisions of Article 16 with respect to Outstanding Securities of any series collateralized thereunder in a manner that is adverse to the interests of Holders thereof.

Other than as set forth above, a supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Anything in this Indenture to the contrary notwithstanding, if more than one series of Securities is Outstanding, the Issuer and the Guarantor shall be entitled to enter into a supplemental indenture under this Section 902 with respect to any one or more series of Outstanding Securities without entering into a supplemental indenture with respect to any other series of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.     Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall receive, and (subject to Sections 315(a) through 315(d) of the Trust Indenture Act) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel of the Issuer to the effect that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by the Issuer and is a valid, binding and enforceable obligation of the Issuer, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.     Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.     Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee, upon Issuer Order, in exchange for Outstanding Securities of such series.

Section 906.     Conformity with Trust Indenture Act.

Unless the Issuer shall determine, based on an Opinion of Counsel delivered to the Trustee, that the same shall not be required, every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 10

COVENANTS

Section 1001. Payment of Principal, Premium, Interest and Additional Amounts.

The Issuer covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, and any premium and interest on and any Additional Amounts with respect to, the Securities of such series in accordance with the terms thereof, and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Issuer shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Securities of such series relating thereto and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Issuer shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Issuer may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.

Unless otherwise provided in or pursuant to this Indenture, the Issuer hereby designates San Juan, Puerto Rico as a Place of Payment for each series of Securities, initially appoints the [●] as the Issuer’s Office or Agency in San Juan, Puerto Rico for such purpose, and [●] will serve initially as the Security Registrar for each series of Securities. The Issuer may subsequently appoint a different Office or Agency in San Juan, Puerto Rico or elsewhere and, as provided in

Section 305, may remove and replace from time to time the Security Registrar, including appointing the Trustee as the Security Registrar.

Section 1003. Money for Securities Payments to Be Held in Trust.

For any periods during which, and for so long as, the Issuer or any Affiliate of the Issuer is acting as Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, or any premium or interest on, or any Additional Amounts with respect to, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the Currency or Currencies in which the Securities of such series are payable sufficient to pay the principal, any premium, interest and Additional Amounts, as the case may be, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever there shall be one or more Paying Agents for any series of Securities, the Issuer shall, on or prior to each due date of the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Securities of such series, deposit with any such Paying Agent a sum (in the Currency or Currencies described in the preceding paragraph) sufficient to pay the principal, premium, interest and Additional Amounts, as the case may be, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

The Issuer shall execute and deliver, or cause each Paying Agent to execute and deliver, for any series of Securities to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)              hold all sums held by it for the payment of the principal of, or any premium or interest on, or any Additional Amounts with respect to, Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2)          give the Trustee written notice of any default by the Issuer (or any other obligor upon the Securities of such series) in the making of any payment of principal of, or any premium or interest on, or any Additional Amounts with respect to, the Securities of such series; and

(3)         at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the

Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security of any series and remaining unclaimed for two years after such principal, premium, interest or Additional Amounts shall have become due and payable shall be paid to the Issuer on an Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 1004.   Additional Amounts.

If any Securities of a series provide for the payment of Additional Amounts by the Issuer, the Issuer agrees to pay to the Holder of any such Securities Additional Amounts as provided in or pursuant to this Indenture or such Securities. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto, in each case to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of any series, if the Securities of a series provide for the payment of Additional Amounts by the Issuer, at least 10 days prior to the first Interest Payment Date with respect to such series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Issuer shall furnish to the Trustee and the Paying Agent or Paying Agents, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, or interest, if any, on the Securities of such series shall be made to Holders of Securities of such series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of such series or pursuant to Section 301 with respect to the Securities of such series. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on or deducted from such payments to such Holders of Securities, and the Issuer agrees to pay to the Trustee or such Paying Agent, the Additional Amounts required by the terms of such Securities. The Issuer covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, damage, liability, cost or expense, including attorneys’ fees, costs and expenses, reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section. Nothing in this Section 1004 or elsewhere in this Indenture shall limit the obligation of the Issuer to pay Additional Amounts with respect to the Securities of any series pursuant to the terms, if any, established pursuant to Section 301 with respect to the Securities of such series. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Amounts owed, or with respect to the nature, extent, or calculation of the Additional Amounts owed, or with respect to the method employed in such calculation of the Additional Amounts.

Section 1005.   Credit Rating of Certain Securities.

Unless otherwise specified in accordance with Section 301:

(1)             Solely with respect to the Notes, the Issuer has obtained a rating of “F1+” for the Short-Term Notes and a rating of “AA” for the Medium-Term Notes from Fitch. The Issuer hereby commits, so long as any Notes are outstanding, to use its reasonable efforts to maintain one of the two highest ratings, with respect to the Short-Term Notes, or one of the four highest ratings, with respect to the Medium-Term Notes, from Fitch or any other Rating Agency and, to that end, hereby further agrees and commits to comply in all material respects at all times, while any such ratings are in effect, with the Rating Agency Guidelines, in connection with their respective assignment of credit rating(s) to the Notes (including, without limitation, the timely payment of any Rating Agency fees and the preparation and furnishing of periodic reports to the Rating Agency as may be required by the Rating Agency Guidelines).

(2)             The Issuer commits, so long as any Securities are outstanding, to comply at all times with the provisions of Article 16, as the same may be modified from time to time pursuant to the Rating Agency Guidelines which correspond to the credit rating(s) issued to the Notes (which modification shall not require the consent of any Holder, the Trustee (in any capacity hereunder) or any other Person). The Issuer shall furnish the Trustee with a copy of any such modification on or prior to the effective date thereof.

Section 1006.   Negative Pledge.

The Issuer shall not create any lien or encumbrance on any of the securities owned by it, other than (i) the liens created pursuant to Article 16 of this Indenture and (ii) liens on securities (other than Pledged Securities) created in connection with reverse repurchase agreements or other borrowings or in connection with hedging transactions.

Section 1007.   Tax Covenants

(1)             The Pledged Collateral for the Notes will be only Eligible Collateral.

Section 1008.   Waiver of Certain Covenants.

The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005, 1006 and 1007 and Article 16 with respect to the Securities of any series and, if expressly provided pursuant to Section 301(15), any additional covenants applicable to the Securities of such series if, before the time for such compliance, the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1009.   Issuer Statement as to Compliance.

The Issuer shall deliver to the Trustee, within 150 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer stating whether or not, to the best of his or her knowledge, (i) there is a default by the Issuer in the performance and observance of any of the terms, provisions and conditions of this Indenture and the Securities (without regard to notice requirements or periods of grace) or (ii) there is a default which, with notice or the lapse of time or both, would become an Event of Default or an Event of Default has occurred or is continuing, and specifying all such defaults and Events of Default and the nature and status thereof of which he or she may have knowledge; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Section 1010.   Calculation of Original Issue Discount.

So long as there is any Outstanding Original Issue Discount Security, the Issuer shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Original Issue Discount Securities as of the end of such year.

Section 1011.   Restrictions on Declaration of Cash Dividends or Purchase of Capital Stock

The Issuer shall not declare any cash dividend or any other distribution upon any class of its capital stock, or the purchase of its capital stock, unless, in each case, the Outstanding Securities of any series has at the time of the declaration of any such dividend or distribution or at the time of any such purchase an asset coverage of at least 300% after deducting the amount of such dividend, distribution, or purchase price, as the case may be, except that dividends may be declared upon any preferred stock of the Issuer if the Outstanding Securities of any series have an asset coverage of at least 200% at the time of declaration thereof after deducting the amount of such dividend.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 1101.   Applicability of Article.

Redemption of Securities of any series at the option of the Issuer as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article. Nothing in this Indenture shall prohibit the Issuer from repurchasing any Securities from a Holder in compliance with any applicable provisions provided for pursuant to Section 301, including pursuant to an applicable supplemental indenture, or any applicable provisions of the Securities Act, the Exchange Act, the Investment Company Act and other applicable Federal and State laws.

Section 1102.   Election to Redeem; Notice to Trustee.

The election of the Issuer to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Issuer of all of the Outstanding Securities of any series, the Issuer shall, not less than 30 and not more than 60 days prior to the Redemption Date fixed by the Issuer, notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, in the event that the Issuer shall determine that the Securities of any series to be redeemed shall be selected from Securities of such series having the same issue date, interest rate or interest rate formula, Stated Maturity and other terms (the “Equivalent Terms”), the Issuer shall notify the Trustee of such Equivalent Terms.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the Issuer shall, at least five days prior to giving notice of redemption to the Holders (unless a shorter notice shall be satisfactory to the Trustee and agreed upon in writing by the Trustee), notify the Trustee of such Redemption Date, the principal amount of Securities of such series to be redeemed and, if applicable, the Equivalent Terms.

In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (ii) pursuant to an election of the Issuer which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

Section 1103.   Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series are to be redeemed or if less than all of the Securities of any series with Equivalent Terms are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days and not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series or from the Outstanding Securities of such series with Equivalent Terms, as the case may be, not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and in accordance with the Depository’s procedures, and which may provide for the selection for redemption of portions of the principal amount of Securities of such series; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Issuer and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

Section 1104.   Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portions thereof.

Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1)             the Redemption Date,

(2)             the Redemption Price,

(3)            if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4)             that, in case any Security is to be redeemed in part only, on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5)             that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, together (if applicable) with accrued and unpaid interest, if any, thereon (subject, if applicable, to the provisos to the first paragraph of Section 1106), and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6)             the place or places where such Securities, if any, maturing after the Redemption Date are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(7)              that the redemption is for a sinking fund, if such is the case,

(8)             the CUSIP number, Common Code or ISIN number of such Securities, if any (or any other numbers used by a Depository to identify such Securities), and

(9)         if the Redemption Price and accrued and unpaid interest (or any portion thereof) shall be payable, at the option of the Issuer or any Holders, for a form of consideration not solely in cash, a statement as to whether the Issuer has exercised such option and, if so, details on the form of consideration so selected in accordance with such option with respect to such amounts.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request with 15 days prior written notice, by the Trustee in the name and at the expense of the Issuer.

Section 1105.   Deposit of Redemption Price.

At or prior to 12:30 p.m., San Juan time, on any Redemption Date, the Issuer shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 1104, with the Trustee or with a Paying Agent (or, if the Issuer or any Affiliate of the Issuer is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in the applicable Currency sufficient to pay the Redemption Price of, and any accrued interest on, and Additional Amounts with respect to, all such Securities or portions thereof which are to be redeemed on that date; provided, however, that except as otherwise specified in or pursuant to this Indenture or the Securities of such series, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

Section 1106.   Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with (unless otherwise provided with respect to the Securities of such series pursuant to Section 301) accrued and unpaid interest, if any, thereon and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest, if any) such Securities shall cease to bear interest and, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Issuer at the Redemption Price, together with, unless otherwise provided in or pursuant to this Indenture, any accrued and unpaid interest thereon and Additional Amounts with respect thereto to but excluding the Redemption Date; provided, however, that except as otherwise specified in or pursuant to this Indenture or the Securities of such series, installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 307.

If any Security called for redemption shall not be so paid, or funds set aside for payment, on the Redemption Date, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security or, if no rate is prescribed therefor in the Security, at the rate of interest, if any, borne by such Security.

Section 1107.   Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Issuer shall execute and the Trustee shall authenticate and deliver, upon Issuer Order, to the Holder of such Security without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Issuer shall execute, and the Trustee shall authenticate and deliver, upon Issuer Order, to the Depository for such Security in global form as shall be specified in the Issuer Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE 12

SINKING FUNDS

Section 1201.   Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 1202.   Satisfaction of Sinking Fund Payments with Securities.

The Issuer may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Issuer), and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Issuer pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Issuer Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment; provided, however, that the Trustee or such Paying Agent shall, upon Issuer Request from time to time, pay over and deliver to the Issuer any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Issuer to the Trustee of Securities of that series purchased by the Issuer having an unpaid principal amount equal to the cash payment requested to be released to the Issuer.

Section 1203.   Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Issuer shall deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers’ Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Issuer shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuer in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE 13

REPAYMENT AT THE OPTION OF HOLDERS

Section 1301.   Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 309, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the Issuer, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. If specified with respect to the Securities of a series as contemplated by Section 301, in connection with any repayment of Securities, the Issuer may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the applicable repayment date an amount not less than the repayment price payable by the Issuer on repayment of such Securities, and the obligation of the Issuer to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

Unless otherwise expressly stated in this Indenture or pursuant to Section 301 with respect to the Securities of any series or unless the context otherwise requires, all references in this Indenture to the repayment of Securities at the option of the Holders thereof (and all references of like import) shall be deemed to include a reference to the repurchase of Securities at the option of the Holders thereof.

ARTICLE 14

SECURITIES IN FOREIGN CURRENCIES

Section 1401.   Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency or (ii) any distribution to Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, in the absence of any provision to the contrary in or pursuant to this Indenture or the Securities of such series and in accordance with the Depository’s procedures, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action, determination or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Securities of such series (if any) for such action, determination or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such distribution) as the Issuer may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.

Section 1402.   Monies of Different Currencies to be Segregated.

The Trustee shall segregate monies, funds and accounts held by the Trustee hereunder in one currency from any monies, funds or accounts in any other currencies, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such accounts.

ARTICLE 15

MEETINGS OF HOLDERS OF SECURITIES

Section 1501.   Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 1502.   Call, Notice and Place of Meetings.

(1)             The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1501, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)             In case at any time the Issuer (by or pursuant to a Board Resolution) or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1501, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York, and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 1503.   Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 1504.   Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting or duly reconvened meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a supermajority in aggregate principal amount of the Outstanding Securities of a series, the Persons entitled to vote the specified supermajority in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1502(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the aggregate principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the

Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a supermajority in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of the specified supermajority in aggregate principal amount of the Outstanding Securities of that series; and provided, further, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such lesser specified percentage in aggregate principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not such Holders were present or represented at the meeting.

Section 1505.   Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1)             Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

(2)             The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or the Holders of Securities as provided in Section 1502, in which case the Issuer or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting.

(3)           At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. If the Securities of such series are issuable in minimum denominations of less than $1,000, then a Holder of such a Security in a principal amount of less than $1,000 shall be entitled to a fraction of one vote which is equal to the fraction that the principal amount of such Security bears to $1,000. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4)             Any meeting of Holders of Securities of any series duly called pursuant to Section 1502 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 1506.   Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1502 and, if applicable, Section 1504. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 16

PLEDGE AND ASSIGNMENT

Section 1601.   Pledge and Security Interest.

In order to secure the Obligations relating to any given series of Securities, the Issuer hereby pledges, assigns, and grants to the Trustee solely as Pledge Agent of and for the sole and exclusive benefit of the Holders of the Securities of each specific series, a security interest in the securities identified in the Confirmation of Pledge delivered to the Pledge Agent pursuant to, and in the manner and amounts provided in, Sections 1603 and 1605 (the “Pledged Securities”), if any, and any certificates or other evidence of ownership thereof, if any, and all interest (except to the extent that such interest is permitted to be paid to the Issuer pursuant to Section 1609 hereof) as well as all other proceeds related thereto, including, without limitation, all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities (collectively, the “Pledged Collateral”).

Section 1602.   Security for Obligations.

To the extent any specific series of Securities has been collateralized pursuant to this Section 1601, this Indenture secures the payment of the Securities of such specific series and all of the obligations of the Issuer with the Holders of such Securities, now or hereafter existing under such Securities or this Indenture, whether for principal, interest, fees, expenses, or otherwise (all such obligations of the Issuer to such Holders referred to herein are collectively defined as the “Obligations”).

Section 1603.   Delivery of Pledged Collateral.

(1)             The Issuer shall take all actions required under applicable law to create and maintain a perfected security interest in the Pledged Securities for the benefit of the Holders of the relevant series of Securities. [As of the date of this Indenture, the actions required under the laws of Puerto Rico are described in this Section 1603.] The Issuer and the Pledge Agent may amend this Section 1603 from time to time to delete any provision that is not necessary to create and maintain such perfected security interest or to add any requirement that is necessary to create and maintain such perfected security interest.

(2)             The Issuer shall describe all Pledged Securities in a confirmation of pledge, substantially in the form of Exhibit A hereto (the “Confirmation of Pledge”), that shall have been duly executed by the Issuer and which may be authenticated before an attesting notary of the Commonwealth of Puerto Rico. Such Confirmation of Pledge shall be delivered to the Pledge Agent at the time of the delivery or other transfer of any Pledged Securities.

(3)             All certificates or instruments representing or evidencing Pledged Securities securing a specific series of Securities, if any, shall be delivered to the Pledge Agent, or at the Pledge Agent’s request to the Pledge Agent’s agent, and held by the Pledge Agent or by the Pledge Agent’s agent pursuant hereto solely as agent of and for the exclusive benefit of the Holders of the Securities of such specific series. All physical Pledged Securities delivered to the Pledge Agent shall be endorsed in blank or as otherwise required by the Pledge Agent.

(4)             With respect to Pledged Securities that are uncertificated securities or that are certificated securities whose ownership interest is recorded in a book-entry system, the Issuer shall register the Pledged Securities in the name of the Pledge Agent in the books of the financial intermediary on whose books the Issuer’s ownership interest in said Pledged Securities would otherwise appear recorded.

(5)             If the Pledged Securities are held by a third party acting as agent of the Pledge Agent, the name of the account in which the Pledged Securities are held shall include a reference to the fact that the securities are owned or held by the Pledge Agent as agent under this Indenture, in addition to any other capacity in which the securities are owned or held by the Pledge Agent. An account name such as “[NAME OF TRUSTEE], as custodian of the assets of the Issuer, and as agent under the Indenture on behalf of the holders of the Securities secured thereunder” shall satisfy the requirements of this paragraph.

(6)             The Pledge Agent shall record on its books the security interest granted hereby over the Pledged Securities for the benefit of any specific series of Securities, and shall take such other actions as shall be necessary so that it is always possible to identify which securities are held by the Pledge Agent in its capacity as agent hereunder and which securities are held by it in its capacity as custodian of the Issuer’s assets or in any other capacity.

(7)             The Issuer shall deliver such other documents, certificates, or assignments, in form and substance acceptable to Pledge Agent, and shall take such other actions, as the Pledge Agent may require to ensure that the pledge of the Pledged Securities constitutes a first priority security interest in favor of the Pledge Agent as agent of and for the benefit of the Holders of the Securities of the specific series.

Section 1604.   Eligible Collateral.

The Pledged Collateral pledged by the Issuer as security for the Obligations shall at all times consist solely of Eligible Collateral.

Section 1605.   Valuation of Pledged Collateral and Maintenance of Collateralization Levels.

(1)             The Issuer covenants and agrees that, so long as any Securities of any specific series are Outstanding, the sum of (i) the Discounted Value of the Pledged Collateral securing the Securities of such series plus (ii) cash on deposit in the Liquidity Account, if any (the sum of (i) and (ii) being referred to herein as the “Valuation Amount”) will not be lower than the corresponding Collateral Maintenance Amount for such series as of any Valuation Date. In order to ensure compliance with this covenant, the Pledge Agent shall determine, on each Valuation Date and on each Cure Date, (1) the Fair Market Value and the Discounted Value of the Pledged Collateral securing the Securities of each series, (2) the Valuation Amount relating to each series of Securities , (3) the Collateral Maintenance Amount relating to the Securities of each series, and (4) whether the Valuation Amount relating to each series of Securities is equal to or greater than the Collateral Maintenance Amount for such series.

(2)             On each Valuation Date, the Pledge Agent shall prepare a collateral valuation report (the “Collateral Valuation Report”) for each series of Outstanding Securities, containing valuation data as of such Valuation Date, which shall contain the information specified in paragraph (1) above in respect of the Pledged Securities securing such series of

Securities and cash on deposit in the Liquidity Account relating to such series, if any, and shall also contain the following information: serial number, issue date, maturity date, interest rate (or discount from the principal amount, as applicable), interest payment dates and record dates (if applicable), principal amount, and redemption and/or repayment terms of each Outstanding Security. The Pledge Agent shall deliver a copy of each Collateral Valuation Report to the Issuer by telecopier or other means of electronic communication no later than 5:00 p.m., San Juan time, on the third (3rd) Business Day following each Valuation Date. The Pledge Agent shall also deliver a copy of each Collateral Valuation Report to each Rating Agency then rating the Notes on the third (3rd) Business Day following the each Valuation Date or as otherwise requested by each Rating Agency. The Pledge Agent will also prepare any additional reports, certificates, and other documentation set forth in the Rating Agency Guidelines, for delivery to the Issuer, any Rating Agency, or any other party therein specified.

(3)             In the event that any Collateral Valuation Report shows the Valuation Amount to be less than the Collateral Maintenance Amount for any given series of Securities, the Issuer shall, on or before the fifth (5th) Business Day after the Valuation Date to which such Collateral Valuation Report relates, take one or more of the following actions: (i) deliver additional Pledged Securities to the Pledge Agent, (ii) deposit cash in the Liquidity Account for the relevant series of Securities, if any, or (iii) direct the Pledge Agent to sell any Pledged Security specified by the Issuer and to deposit the proceeds thereof, or any portion thereof, in the Liquidity Account for the relevant series of Securities, if any, or apply the proceeds thereof, or any portion thereof, to the purchase of additional Pledged Securities, so that, as of a date selected by the Issuer (the “Cure Date”) which may not be later than the fifth (5th) Business Day after such Valuation Date, the Valuation Amount, as shown on a Collateral Valuation Report prepared by the Pledge Agent as of such Cure Date, is equal to or greater than the Collateral Maintenance Amount for any given series of Securities as of such Cure Date. In the event that any Collateral Valuation Report prepared as of a Cure Date shows the Valuation Amount to be less than the Collateral Maintenance Amount for any given series of Securities, the Pledge Agent shall sell as many Pledged Securities (or otherwise apply or dispose of any Pledged Collateral) as shall be necessary to pay all Securities of the affected series as they become due. Proceeds from the sale or other disposition of such Pledged Securities will be apportioned and paid on a pro-rata basis to all Holders of a specific series of Securities, such proration calculation taking into consideration solely the aggregate principal amount Outstanding and accrued interest, if any, of all Securities of any specific series at the time of sale or other disposition of Pledged Securities.

(4)             The Issuer may, on any date, direct the Pledge Agent to (i) transfer any Pledged Security or any cash or securities on deposit in the Liquidity Account, if any to the Issuer, free and clear of the lien created pursuant to this Indenture, (ii) purchase securities with monies on deposit in the Liquidity Account, if any (A) for delivery to the Pledge Agent as Pledged Securities or (B) for return to the Issuer free and clear of the lien created pursuant to this Indenture, (iii) sell any Pledged Security and (A) deposit the proceeds thereof or any part thereof in the Liquidity Account, if any, or (B) transfer the proceeds thereof or any part thereof to the Issuer, or (C) apply the proceeds thereof or any part thereof to the purchase of securities (1) for delivery to the Pledge Agent as Pledged Securities or (2) for transfer to the Issuer free and clear of the lien created pursuant to this Indenture, if, in each case specified in clause (i), (ii)(B), (iii)(B) or (iii)(C)(2), the Pledge Agent determines that the Valuation Amount relating to any given series of Securities, determined as of the Valuation Date (or Cure Date, if any) immediately preceding the date of such proposed return, transfer, purchase, or sale, reduced by (A) the Discounted Value of any security that was a Pledged Security on such Valuation Date (or Cure Date, if any) but is no longer a Pledged Security (by reason of the sale or payment of such security or otherwise) or is proposed to be transferred or sold, and increased by (B) the Discounted Value (determined as of the date of the proposed transfer, purchase or sale) of any security that was not a Pledged Security on such Valuation Date (or Cure Date, if any) but has since become a Pledged Security or is proposed to be delivered to the Pledge Agent as a Pledged Security, upon the purchase thereof with monies on deposit in the Liquidity Account, if any, or with the proceeds of the sale of any Pledged Security or otherwise, is equal to or greater than the Collateral Maintenance Amount for any given series of Securities as of the date of such proposed transfer, purchase, or sale, after taking into consideration the Securities of the same series proposed to be sold on such date.

Section 1606.   Further Assurances.

The Issuer agrees that at any time and from time to time, at the expense of the Issuer, the Issuer shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledge Agent may request, in order to perfect and protect the security interest granted or purported to be granted hereby or pursuant hereto or to enable the Pledge Agent to exercise and enforce the Pledge Agent’s rights and remedies hereunder with respect to any Pledged Collateral.

Section 1607.   Transfers and Other Liens.

The Issuer agrees that it will not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest for each series of Securities created under or pursuant to this Indenture in favor of the Pledge Agent.

Section 1608.   Attorney-in-Fact.

(1)             The Issuer hereby appoints each Responsible Officer of the Trustee, or any other person which the Pledge Agent may designate to substitute such Responsible Officer, or any other person designated by the Pledge Agent, as the Issuer’s attorney-in-fact, with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time in his, her or its discretion, including, but not limited to, the occurrence of an Event of Default, to take any action and to execute any instrument that he, she or it may reasonably deem necessary or advisable to accomplish the purposes of this Indenture, including, without limitation, to receive, indorse, and collect all instruments made payable to the Issuer representing any distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. Neither the Pledge Agent nor said attorney-in-fact will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power is irrevocable so long as any Obligations remain unpaid.

(2)             If the Issuer fails to perform any agreement contained herein, the Pledge Agent may perform, or cause performance of, such agreement, and the expenses the Pledge Agent incurs in connection therewith shall be payable by the Issuer as provided under Section 606.

(3)             Any cash, instruments, and other property held by the Pledge Agent as Pledged Collateral for the benefit of any specific series of the Securities and all cash proceeds received by the Pledge Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral for such series of Securities may, at the Pledge Agent’s discretion, be applied (after payment of any amounts payable to the Pledge Agent pursuant to Section 606) in whole or in part by the Pledge Agent against, all or any part of the Obligations relating to such series in the order specified in Section 1605[(3)]. Any surplus of cash or of such cash proceeds held by the Pledge Agent and remaining after payment in full of all the Obligations shall be paid over to the Issuer or to a court of competent jurisdiction for its determination as to whom may be lawfully entitled to receive such surplus.

Section 1609.   Reasonable Care.

The Pledge Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in the Pledge Agent’s possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledge Agent accords its own property. It is hereby understood that the Pledge Agent shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, redemptions, tenders or other matters relative to any Pledged Collateral, whether or not the Pledge Agent has or may be deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(1)             So long as no Event of Default shall have occurred and be continuing, the Issuer shall be entitled to receive and retain any and all interest paid in respect of the Pledged Securities.

(2)             Upon the occurrence and during the continuance of an Event of Default:

(a)     All rights of the Issuer to receive the interest that it would otherwise be authorized to receive and retain pursuant to Section 1609(1) shall cease, and all such rights shall thereupon become vested in the Pledge Agent for the sole and exclusive benefit of the Holders of the Securities of the relevant series, and the Pledge Agent shall thereupon have the sole right to receive and hold such interest as Pledged Collateral for the sole and exclusive benefit of such Holders of the corresponding series of Securities; and

(b)     All interest that is thereafter received by the Issuer contrary to the provisions of clause (a) of this Section 1609(2) and any other payments or distributions received by the Issuer on account of the Pledged Collateral shall be received by the Issuer in trust for the sole and exclusive benefit of the Holders of the Securities of the relevant series, shall be segregated from other funds of the Issuer and shall be promptly .paid over to the Pledge Agent as Pledged Collateral in the same form as received (with any necessary endorsement).

Section 1610.   Security Interest Absolute.

All rights and security interests granted to the Pledge Agent, as agent of and for the benefit of the Holders, by the Issuer hereunder, and all Obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of:

(1)             any lack of validity or enforceability of the Securities or of this Indenture, or any other agreement or instrument relating thereto;

(2)             any exchange, release, or non-perfection of any other collateral, or any release, amendment, waiver of, or consent to departure from any guaranty, for all or any of the Obligations; or

(3)             any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer in respect of the Obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

PUERTO RICO INVESTORS BOND FUND I,

as Issuer

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

[NAME OF TRUSTEE],
as Trustee and Pledge Agent

By:
Name:
Title:

Exhibit A

CONFIRMATION OF PLEDGE

[DATE]

[NAME OF TRUSTEE]

[TRUSTEE ADDRESS]

Attention:

Ladies and Gentlemen:

This is to confirm the pledge or other transfer to you as Pledge Agent of certain collateral pursuant to that certain Indenture, dated as of             , 2021 (the “Indenture”), between the undersigned and you as Trustee, in your capacity as third party pledge holder (the “Secured Party”) on behalf of the Holders of certain Securities (as defined in the Indenture) specify whether Short-Term Notes or Medium-Term Notes (the “Notes”) as security for such Securities issued and to be issued by the undersigned pursuant to the Indenture.

Pursuant to the Indenture, the undersigned hereby pledges and grants to the Secured Party a security interest in the securities identified in Attachment A hereto in order to secure the obligations of the undersigned under the Indenture and the Securities. This pledge and grant of a security interest is effected pursuant and subject to the terms of the Indenture.

PUERTO RICO INVESTORS BOND FUND I

By:
Name:
Title:

The undersigned hereby agrees to hold the securities described in Attachment A pursuant to the Indenture as security for your obligations under the Indenture and the Securities.

[NAME OF TRUSTEE]

By:
Name:
Title:

Affidavit Number:

Acknowledged and subscribed to before me in San Juan, Puerto Rico, this      day of                 , 202  , by                         , in his/her capacity as                         , of legal age, of marital status                         , proprietor, and resident of                     , Puerto Rico, and by                     , in his/her capacity as                         , of legal age, of marital status                     , proprietor, and resident of                     , Puerto Rico who are personally known to me.

In San Juan, Puerto Rico, this        day of                         , 202  .

Notary Public

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